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                          [Ernst & Young Letterhead]




                                                             Exhibit 24.1



                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-38176) pertaining to the Amcast Industrial Corporation 401(k) Salary Deferral Plan of our report dated February 21, 1994, with respect to the financial statements and schedules of Amcast Industrial Corporation 401(k) Salary Deferral Plan included in this Annual Report (Form 11-K) for the year ended August 31, 1993.


                                        [Ernst & Young facsimile]


February 21, 1994